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                                                                     EXHIBIT 5.1

                             GRAYDON, HEAD & RITCHEY
                             1900 FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45202




                                  May 15, 1997





Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

     Re: Issuance of 7,321,128 Shares of Common Stock of Jacor Communications, Inc. Pursuant to Registration Statements on Form S-3 (File Nos. 333-19291 and 333-27233) Filed with the Securities and Exchange Commission
                             -------------------------------------------------


Gentlemen:

     We have acted as counsel to Jacor Communications, Inc., a Delaware corporation ("Company"), in connection with the issuance of up to 7,321,128 Shares of Common Stock pursuant to the public offerings of such shares, as set forth in the Form S-3 Registration Statements (File Nos. 333-19291 and 333-27233), as amended (the "Registration Statements"), filed by the Company with the Securities and Exchange Commission.

     As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion.
In addition, we have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, we express the opinion that the 7,321,128 Shares of Common Stock of the Company registered for issuance pursuant to the Registration Statements, or such lesser number of Shares as may be actually issued by the Company in connection therewith, are currently validly authorized and, when issued as contemplated by the Registration Statements, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

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     We hereby consent to the filing of this opinion as part of the above-
referenced Registration Statements and amendments thereto and to the reference to our firm in the related Prospectus Supplements dated May 15, 1997 under the caption "Legal Matters."

                              Very truly yours,

                              GRAYDON, HEAD & RITCHEY



                              By: /s/ Richard G. Schmalzl
                                 ------------------------------
                                  Richard G. Schmalzl, Partner